Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

TransEnterix, Inc.

Morrisville, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-209485, No. 333-209486, No. 333-217865, No. 333-222103 and No. 333-224049) and Form S-8 (No. 333-161291, No. 333-190184, No. 333-191011, No. 333-193234, No. 333-203950, No. 333-211972, No. 333-219111 and No. 333-225231) of TransEnterix, Inc. of our reports dated February 27, 2019, relating to the consolidated financial statements, and the effectiveness of TransEnterix, Inc.’s internal control over financial reporting, which appear in this Form 10K.

/s/BDO USA, LLP

Raleigh, North Carolina

February 27, 2019